EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the incorporation by reference in the registration statement of ITI Technologies, Inc. on Form S-8 of our reports dated February 15, 1996, on our audits of the consolidated financial statements and financial schedule of ITI Technologies, Inc. as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 1995.

                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
July 25, 1996